Exhibit 99.1

Sonida Senior Living, Inc. Announces Third Quarter 2022 Results

DALLAS, Texas – November 14, 2022 – Sonida Senior Living, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: SNDA) announced results for the third quarter ended September 30, 2022.
Third Quarter Highlights

•Weighted average occupancy for the Company’s owned portfolio increased 230 basis points year-over-year vs. Q3 2021, and 60 basis points sequentially vs. Q2 2022.
•Resident revenue increased 7.2% year-over-year.
•Net loss attributable to common stockholders was $14.9 million, with a net loss margin of (24.5)% as compared to 63.0% last year. Excluding $54.1 gain on debt extinguishment, net loss margin was (30.3)% last year, representing 580 basis points margin improvement year-over-year.
•Adjusted EBITDA was $4.4 million, an increase of 41.0% year-over-year and 5.0% in sequential quarters, driven primarily by continued improvement in operations.
•Results for the Company’s same-store, owned portfolio (“same-store”) of 60 communities:
◦Q3 2022 vs. Q3 2021:
▪Revenue Per Available Unit (“RevPAR”) increased 6.3%.
▪Revenue Per Occupied Unit (“RevPOR”) increased 2.9% to $3,682.
▪Community Net Operating Income, a non-GAAP measure, was down $0.1 million, but increased $0.1 million when excluding $0.2 million of state grant revenue received in Q3 2021.
▪Community Net Operating Income Margin, a non-GAAP measure, was 140 basis points lower due to the impact of the labor environment caused by the COVID pandemic, and 90 points lower when excluding state grant revenue received.
◦Q3 2022 vs. Q2 2022:
▪RevPAR increased 80 basis points, including a 50 basis point increase in weighted average occupancy.
▪RevPOR increased 30 basis points to $3,682.
▪Community Net Operating Income Margin, a non-GAAP measure, was 100 basis points lower to 19.6%, and flat when excluding state grant revenue of $0.5 million received in Q2 2022.

“We are encouraged with our top-line improvement reflected in six quarters of sequential occupancy and revenue growth driven by the emphasis on local team expertise, the value we bring to our residents and our focus on operational excellence,” said Brandon M. Ribar, President and CEO. “In addition, we are enthusiastic about our accelerated rate growth approach in communities with a solid occupancy foundation, particularly those where we’ve invested in our physical plant and enhanced resident-centric programming.”

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
THIRD QUARTER ENDED SEPTEMBER 30, 2022
(in thousands)

	Quarters Ended September 30,		Quarter ended June 30,
	2022	2021	2022
Consolidated results
Resident revenue	$52,485	$48,968	$51,996
Management fees	608	1,029	600
Operating expenses	43,123	40,668	41,510
General and administrative expenses	5,851	7,473	9,439
Gain on extinguishment of debt	—	54,080	—
Income (loss) before provision for income taxes	(13,739)	36,717	(7,410)
Net income (loss)	(13,739)	36,510	(7,410)
Adjusted EBITDA (1)	4,446	3,153	4,236
Same-Store Results
Resident revenue (2)	51,925	48,968	51,489
Community net operating income (NOI) (1)	10,157	10,287	10,595
Community net operating income margin (1)	19.6%	21.0%	20.6%
Weighted average occupancy (3)	83.7%	81.0%	83.2%
(1) Adjusted EBITDA, Net Operating Income and Net Operating Income Margin are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See “Reconciliations of Non-GAAP Financial Measures” for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.
(2) Same-store resident revenue excludes $0.6 million and $0.5 million for the quarter ended September 30, 2022 and June 30, 2022, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022.
(3) Weighted average occupancy for all periods presented excludes the operations of the two Indiana senior living communities acquired by the Company in February 2022.

Results of Operations
Three months ended September 30, 2022 as compared to three months ended September 30, 2021

Revenues
Resident revenue for the three months ended September 30, 2022 was $52.5 million as compared to $49.0 million for the three months ended September 30, 2021, an increase of $3.5 million, or 7.2%. The increase in revenue was primarily due to increased occupancy, increased average rent rates, and the acquisition of two new communities in Q1 2022.
Management fee revenue for the three months ended September 30, 2022, decreased by $0.4 million as compared to the three months ended September 30, 2021, primarily as a result of managing fewer communities in 2022.
Community reimbursement revenue for the three months ended September 30, 2022 was $7.7 million as compared to $7.9 million for the three months ended September 30, 2021, representing a decrease of $0.2 million. The decrease was primarily a result of transitioning five Fannie Mae communities to other operators in the third quarter of 2021.

Expenses
Operating expenses for the three months ended September 30, 2022 were $43.1 million as compared to $40.7 million for the three months ended September 30, 2021, an increase of $2.4 million. The increase is primarily due to a $2.6 million increase in labor and employee-related expenses, a $0.4 million increase in utility costs, and a $0.3 million increase in food expenses, partially offset by the $1.0 million energy provider settlement from winter storm Uri expensed in Q3 2021.

General and administrative expenses for the three months ended September 30, 2022 were $5.9 million as compared to $7.5 million for the three months ended September 30, 2021, representing a decrease of $1.6 million. This decrease is primarily due to a $1.2 million decrease in stock-based compensation expense from prior year due to forfeiture credits in connection with executive personnel changes in Q3 2022, and a $0.4 million net decrease in recurring corporate expenses.
Managed community reimbursement expense for the three months ended September 30, 2022 was $7.7 million as compared to $7.9 million for the three months ended September 30, 2021, representing a decrease of $0.2 million. The decrease was primarily a result of transitioning of five Fannie Mae communities to other operators in Q3 2021.
Interest expense for the three months ended September 30, 2022 was $8.2 million as compared to $9.7 million for the three months ended September 30, 2021, representing a decrease of $1.5 million due to lower overall borrowings in 2022, partially offset by increased interest rates associated with the Company’s variable rate mortgages.
Gain on extinguishment of debt was $54.1 million for the three months ended September 30, 2021. The 2021 gain related to the derecognition of notes payable and liabilities as a result of the transition of legal ownership of five communities to Fannie Mae, the holder of the related non-recourse debt.
The Company reported a net loss of $13.7 million for the three months ended September 30, 2022, compared to net income of $36.5 million for the three months ended September 30, 2021. Major factors impacting the comparison of net income for the three months ended September 30, 2022 and September 30, 2021 include gain on extinguishment of debt of $54.1 million in Q3 2021 referenced above.
Adjusted EBITDA for the three months ended September 30, 2022 was $4.4 million compared to $3.2 million for the three months ended September 30, 2021. Adjusted EBITDA excluding COVID-19 expenses was $4.5 million for the three months ended September 30, 2022, compared to $3.6 million for the three months ended September 30, 2021. See “Reconciliation of Non-GAAP Financial Measures” below.

Three months ended September 30, 2022 as compared to three months ended June 30, 2022

Revenues
Resident revenue for the three months ended September 30, 2022 was $52.5 million as compared to $52.0 million for the three months ended June 30, 2022, representing an increase of $0.5 million, or 1.0%. Excluding $0.5 million in state grant revenue received in Q2 2022, resident revenue increased $1.0 million, or 2.0%. The increase in revenue was primarily due to increased occupancy and increased average rent rates.
Management fee revenue for the three months ended September 30, 2022 and June 30, 2022 were $0.6 million.
Managed community reimbursement revenue for the three months ended September 30, 2022 and June 30, 2022 were $7.7 million and $7.0 million, respectively. The increase is primarily a result of the corresponding increase in reimbursements of operating expenses, as described below.

Expenses
Operating expenses for the three months ended September 30, 2022 were $43.1 million as compared to $41.5 million for the three months ended June 30, 2022, an increase of $1.6 million. The increase is primarily due to a $0.9 million increase in labor costs and a $0.3 million increase in utility costs due to seasonality and continued rate pressure.
General and administrative expenses for the three months ended September 30, 2022 were $5.9 million as compared to $9.4 million for the three months ended June 30, 2022, a decrease of $3.5 million. This decrease is primarily due to a $2.8 million decrease in stock-based compensation expense due to forfeiture credits in connection with executive personnel changes in Q3 2022.
Managed community reimbursement expense for the three months ended September 30, 2022 and June 30, 2022 were $7.7 million and $7.0 million, respectively, primarily as a result of increased labor and utilities.
Interest expense for the three months ended September 30, 2022 was $8.2 million as compared to $7.9 million for the three months ended June 30, 2022, representing an increase of $0.3 million. The increase was primarily due to the recent rise in interest rates associated with the Company’s variable rate mortgages.

The Company reported a net loss of $13.7 million for the three months ended September 30, 2022 compared to a net loss of $7.4 million for the three months ended June 30, 2022. A major factor impacting the comparison of net loss for the three months ended September 30, 2022 and June 30, 2022 is the $9.1 million of CARES Act income recognized during Q2 2022.
Adjusted EBITDA for the three months ended September 30, 2022 was $4.4 million compared to $4.2 million for the three months ended June 30, 2022. Adjusted EBITDA excluding COVID-19 expenses was $4.5 million for the three months ended September 30, 2022 compared to $4.3 million for the three months ended June 30, 2022. See “Reconciliation of Non-GAAP Financial Measures” below.

Significant Transactions for the Three Months Ended September 30, 2022

As previously announced in the Form 8-K filed by the Company on August 5, 2022, Kimberly S. Lody notified the Company on August 2, 2022 that she was resigning as the Company’s President and Chief Executive Officer and as a member of the Board of Directors (the “Board”), effective September 2, 2022. In accordance with the Company’s succession plan, on August 2, 2022, the Board appointed Brandon M. Ribar, the Company’s Executive Vice President and Chief Operating Officer, as President and Chief Executive Officer of the Company and as a member of the Board, effective September 2, 2022.

Subsequent Events:
On August 9, 2022, the Company received a notice of intent from Welltower Victory II TRS LLC (“Welltower”) to transition management of its four properties that were under an interim management agreement. The transition was completed on October 20, 2022.
Liquidity and Capital Resources

Cash flows
The table below presents a summary of the Company’s net cash provided by (used in) operating, investing, and financing activities (in thousands):

	Nine months ended September 30
	2022	2021
Net cash provided by (used in) operating activities	$2,903	$(7,162)
Net cash used in investing activities	$(30,659)	$(7,096)
Net cash (used in) provided by financing activities	$(24,304)	$6,581

Short-term liquidity
Our primary source of short-term liquidity is our cash and cash equivalents and results from operations. As of September 30, 2022, we had $27.0 million of cash and cash equivalents. Due to the continued effects the COVID-19 pandemic, our operations have not yet returned to 2019, pre-pandemic levels. We currently anticipate that cash flow from operations will continue to be impacted for at least the near-term. Our known liquidity requirements primarily consist of funds necessary to pay for operating expenses related to our communities and other expenditures, including general and administrative expenses, interest and scheduled principal payments on our debt and dividends on our redeemable preferred stock.
The “Refinancing Facility” we entered into in March 2022 contains financial covenants that became effective June 30, 2022 and quarterly thereafter. The Company is in compliance with the covenants as of September 30, 2022. There is no assurance that the Company will be able to meet financial covenant requirements in the future. One of these financial covenants is that we are required to maintain cash and cash equivalents of no less than $13 million, inclusive of a $1.5 million lender service reserve, which is included in “restricted cash.” In connection with the Refinancing Facility, the Company is in the process of obtaining an interest rate cap to hedge against further exposure in a rising interest rate environment.
Additional short-term sources of liquidity include grants under the CARES Act. As described above, these grants are available to reimburse the Company for COVID-19 related expenses. In April 2022, we received a grant of $9.1 million, and were able to meet the CARES Act requirements which allowed the Company to retain the funds and to not repay the grant. We do not consider this to be a significant source of liquidity in the future. There is no assurance that we will meet such requirements or qualify for, or receive, any additional CARES Act funds in the future. In addition, the Company has historically received, and is eligible for, funding in connection with various state programs.

Long-term liquidity
The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt financings or refinancings, purchases and sales of assets, and other transactions. If capital were obtained through the issuance of Company equity, the issuance of Company securities would dilute the ownership of our existing stockholders and any newly-issued securities may have rights, preferences, and/or privileges senior to those of our common stock. There can be no assurance that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.

In connection with the Refinancing Facility completed in March 2022, the Company was able to refinance certain debt due during 2022, 2023 and early 2024 with longer-term financing that matures in 2026. In addition, $10.0 million is available as delayed loans that can be borrowed upon achieving and maintaining certain financial covenant requirements and up to an additional uncommitted $40.0 million may be available to fund future growth initiatives. There is no assurance that we will be able to meet future financial covenant requirements.

As discussed in “Note 5. Notes Payable” of the condensed consolidated financial statements, the Company has scheduled maturities of debt coming due in the next five years and thereafter. The Company currently expects to be able to meet those maturities from cash on hand, future operations and future refinancings. The Refinance Facility matures in four years with an optional one-year extension if certain financial performance metrics and other customary conditions are maintained. There is no assurance that we will be able to meet such conditions or source refinancings at the time any of our debt matures or whether the terms of such refinancings will be comparable or satisfactory compared to our current loans.

The Company has unencumbered properties with a net book value of $23.6 million as of September 30, 2022, which could provide a source of liquidity from new debt. As part of its additional uncommitted capacity, the Company entered into a non-binding letter of intent to finance the two Indiana communities purchased in Q1 2022.

Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended September 30, 2022, on Monday November 14, 2022, at 1:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at: https://www.webcast-eqs.com/register/sonidaseniorliving_q32022_en/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 15, 2022 through November 29, 2022. To access the conference call replay, call 877-660-6853, passcode 13734115. A transcript of the call will be posted in the Investor Relations section of the Company’s website.
About the Company

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. As of September 30, 2022, the Company operated 76 communities, with capacity for approximately 8,000 residents across 18 states, which provide comfortable, safe, affordable environment where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

Definitions of RevPAR and RevPOR

RevPAR, or average monthly revenue per available unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Safe Harbor

This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to make capital improvements to the Company’s communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.

For information about Sonida Senior Living, visit www.sonidaseniorliving.com
Investor Contact: Kevin J. Detz, Chief Financial Officer, at 972-308-8343
Press Contact: media@sonidaliving.com.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Resident revenue	$52,485	$48,968	$155,315	$140,819
Management fees	608	1,029	1,836	2,978
Managed community reimbursement revenue	7,694	7,927	21,757	33,317
Total revenues	60,787	57,924	178,908	177,114
Expenses:
Operating expense	43,123	40,668	126,562	114,994
General and administrative expense	5,851	7,473	23,563	24,182
Depreciation and amortization expense	9,691	9,503	28,940	27,811
Managed community reimbursement expense	7,694	7,927	21,757	33,317
Total expenses	66,359	65,571	200,822	200,304
Other income (expense):
Interest income	44	—	47	5
Interest expense	(8,205)	(9,701)	(23,728)	(28,574)
Gain (loss) on extinguishment of debt	—	54,080	(641)	168,292
Loss on disposition of assets, net	—	(15)	—	(436)
Other income (expense), net	(6)	—	8,663	8,703
(Loss) income before provision for income taxes	(13,739)	36,717	(37,573)	124,800
Provision for income taxes	—	(207)	(254)	(368)
Net (loss) income	(13,739)	36,510	(37,827)	124,432
Dividends on Series A convertible preferred stock	(1,134)	—	(3,401)	—
Net (loss) income attributable to common stockholders	$(14,873)	$36,510	$(41,228)	$124,432

Weighted average common shares outstanding — basic	6,364	2,062	6,357	2,061
Weighted average common shares outstanding — diluted	6,364	2,089	6,357	2,088

Basic net (loss) income per common share	$(2.34)	$17.71	$(6.49)	$60.37
Diluted net (loss) income per common share	$(2.34)	$17.48	$(6.49)	$59.59

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share amounts)

	September 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$27,046	$78,691
Restricted cash	13,770	14,185
Accounts receivable, net	4,759	3,983
Prepaid expenses and other	4,526	9,328
Total current assets	50,101	106,187
Property and equipment, net	622,753	621,199
Other assets, net	2,460	1,166
Total assets	$675,314	$728,552
Liabilities and Equity
Current liabilities:
Accounts payable	$10,571	$9,168
Accrued expenses	36,619	37,026
Current portion of notes payable, net of deferred financing costs	46,137	69,769
Deferred income	3,576	3,162
Federal and state income taxes payable	176	599
Other current liabilities	732	758
Total current liabilities	97,811	120,482
Notes payable, net of deferred financing costs and current portion	619,798	613,342
Other liabilities	143	288
Total liabilities	717,752	734,112
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding as of September 30, 2022 and December 31, 2021	42,384	41,250
Shareholders’ equity (deficit):
Preferred stock $0.01 par value per share; 15,000 shares authorized; none issued or outstanding, except Series A convertible preferred stock as noted above	—	—
Common stock $0.01 par value per share; 15,000 shares authorized; 6,670 and 6,634 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	67	66
Additional paid-in capital	295,595	295,781
Retained deficit	(380,484)	(342,657)
Total shareholders’ equity (deficit)	(84,822)	(46,810)
Total liabilities, redeemable preferred stock and shareholders’ equity (deficit)	$675,314	$728,552

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This earnings release contains the financial measures (1) Same-Store Community Net Operating Income, (2) Same-Store Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Adjusted EBITDA excluding COVID-19 impact, (5) Revenue per Occupied Unit (RevPOR) and (6) Revenue per Available Unit (RevPAR), all of which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

SAME-STORE NET OPERATING INCOME AND
SAME-STORE NET OPERATING INCOME MARGIN (UNAUDITED)

Same-Store Community Net Operating Income and Same-Store Community Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 60 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Same-Store Community Net Operating Income Margin is calculated by dividing Same-Store Community Net Operating Income by same-store community resident revenue.

The Company believes that presentation of Same-Store Community Net Operating Income and Same-Store Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 60 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 60 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and that management believes impact the comparability of performance between periods.

Same-Store Community Net Operating Income and Same-Store Net Community Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain(loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Same-store Community Net Operating Income
Net income (loss)	$(13,739)	$36,510	$(37,827)	$124,432
General and administrative expenses	5,851	7,473	23,563	24,182
Depreciation and amortization expense	9,691	9,503	28,940	27,811
Interest income	(44)	—	(47)	(5)
Interest expense	8,205	9,701	23,728	28,574
(Gain) loss on extinguishment of debt	—	(54,080)	641	(168,292)
Loss on disposition of assets, net	—	15	—	436
Other (income) expense	5	—	(8,664)	(8,703)
Provision for income taxes	—	207	254	368
Settlement fees and expenses, net (1)	26	994	(53)	1,393
Consolidated community net operating income	$9,995	$10,323	$30,535	$30,196
Net operating (income) loss for non same-store communities (2)	162	(36)	406	(937)
Same-store community net operating income	$10,157	$10,287	$30,941	$29,259
Resident revenue	$52,485	$48,968	$155,315	$140,819
Resident revenue for non same-store communities (3)	(560)	—	(1,404)	(373)
Same-store community resident revenue	$51,925	$48,968	$153,911	$140,446
Same-store community net operating income margin	19.6%	21.0%	20.1%	20.8%
(1) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims, and related fees.
(2) Net operating income for non same-store communities relate to operating income realized in the quarters ended September 2022, and 2021, respectively, related to the operations of the two Indiana senior living communities acquired by the Company in February 2022 and the senior living communities transitioned in the first quarter of 2021.
(3) Resident revenue for non-same-store communities relates to revenues earned from the operations for the three and nine months ended September 30, 2022 and 2021, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022 and the senior living communities transitioned in the first quarter of 2021.

ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING COVID-19 IMPACT (UNAUDITED)

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact are non-GAAP performance measures that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for bad debts, gain(loss) on extinguishment of debt, loss on disposition of assets, long-lived asset impairment, casualty losses, and transaction and conversion costs.

The Company believes that presentation of Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact as performance measures are useful to investors because they are one of the metrics that the Company uses because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debts, gain(loss) on sale of assets, or gain(loss) on debt extinguishment, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA
Net income (loss)	$(13,739)	$36,510	$(37,827)	$124,432
Depreciation and amortization expense	9,691	9,503	28,940	27,811
Stock-based compensation expense	(588)	586	3,479	1,269
Provision for bad debt	386	222	908	747
Interest income	(44)	—	(47)	(5)
Interest expense	8,205	9,701	23,728	28,574
(Gain) loss on extinguishment of debt, net	—	(54,080)	641	(168,292)
Loss on disposition of assets, net	—	15	—	436
Other (income) expense, net	5	—	(8,664)	(8,703)
Provision for income taxes	—	207	254	368
Casualty losses (1)	372	509	883	1,568
Transaction and conversion costs (2)	158	(20)	307	126
Adjusted EBITDA	$4,446	$3,153	$12,602	$8,331
COVID-19 expenses (3)	85	410	359	1,736
Adjusted EBITDA excluding COVID-19 impact	$4,531	$3,563	$12,961	$10,067
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for lease termination transactions, restructure projects, or related projects.
(3) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting, and cleaning services.

SUPPLEMENTAL INFORMATION

	Third Quarter
(Dollars in thousands)	2022	2021	Increase (decrease)	Second Quarter 2022	Sequential increase (decrease)
Selected Operating Results
I. Same-store community portfolio (1)
Number of communities	60	60	—	60	—
Unit capacity	5,617	5,631	(14)	5,617	—
Weighted average occupancy (2)	83.7%	81.0%	2.7%	83.2%	0.5%
Average monthly rent	$3,682	$3,578	$104	$3,672	$10
Same-store community net operating income	$10,157	$10,287	$(130)	$10,595	$(438)
Same-store community net operating income margin (4)	19.6%	21.0%	(1.4)%	20.6%	(1.0)%
Same-store community net operating income, net of general and administrative expenses (3)	$3,714	$3,400	$314	$3,400	$314
Same-store community net operating income margin, net of general and administrative expenses (3)	7.2%	6.9%	0.3%	6.6%	0.6%
II. Consolidated Debt Information
(Excludes insurance premium financing)
Total variable rate mortgage debt	$129,727	$121,660	N/A	$130,261	N/A
Total fixed rate debt	$538,128	$625,545	N/A	$540,714	N/A
(1) Excludes (a) two communities that will transition legal ownership to Fannie Mae subsequent to September 30, 2022 and five communities that transitioned legal ownership to Fannie Mae during Q3 2021, and (b) two Indiana senior living communities acquired by the Company in February 2022.
(2) Weighted average occupancy represents actual days occupied divided by total number of available days during the quarter.
(3) General and administrative expenses exclude stock-based compensation expense in order to remove the fluctuation in fair value due to market volatility.
(4) Includes $0.5 million of state grant revenue in Q2 2022. Excluding the grant revenue, Q2 2022 same-store community NOI margin was 19.7%, consistent with Q3 2022.